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                             Exhibit 23.1

                        CONSENT OF KPMG LLP,
               INDEPENDENT AUDITORS, WITH RESPECT TO THE
                 CONSOLIDATED FINANCIAL STATEMENTS OF
                            THE REGISTRANT



The Board of Directors and Shareholders
Santa Barbara Restaurant Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Santa Barbara Restaurant Group, Inc. of our report dated March 6, 2000, except as to Note 19 which is as of March 14, 2000, relating to the consolidated balance sheets of Santa Barbara Restaurant Group, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Santa Barbara Restaurant Group, Inc.

                                            /s/ KPMG LLP

Orange County, California
March 1, 2001